UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor, East Palo Alto, California	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2006, the shareholders of Greater Bay Bancorp (the “Company”) approved the Omnibus Equity Incentive Plan (the “Omnibus Plan”), which replaced the Company’s 1996 Stock Option Plan, as amended.

The awards that may be granted pursuant to the Omnibus Plan are incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and restricted stock units.

On May 22, 2006, the Executive Compensation Subcommittee approved the forms of agreements for restricted stock awards, stock options and performance shares which will be used to administer the Omnibus Plan, subject to shareholder approval of the Omnibus Plan which occurred as indicated above. Copies of the Directors Restricted Stock Award Agreement, Directors’ Option Award Agreement, Option Award Agreement, Performance Shares Award Agreement and Restricted Stock Award Agreement are attached hereto and incorporated herein by this reference as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

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Item 9.01 Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Greater Bay Bancorp Omnibus Equity Incentive Plan Director Restricted Stock Award Agreement (1)

10.2	Greater Bay Bancorp Omnibus Equity Incentive Plan Directors’ Option Award Agreement (1)

10.3	Greater Bay Bancorp Omnibus Equity Incentive Plan Option Award Agreement (1)

10.4	Greater Bay Bancorp Omnibus Equity Incentive Plan Performance Shares Award Agreement (1)

10.5	Greater Bay Bancorp Omnibus Equity Incentive Plan Restricted Award Agreement (1)

(1)	Represent executive compensation plans and arrangements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP

Date: June 23, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Greater Bay Bancorp Omnibus Equity Incentive Plan Director Restricted Stock Award Agreement (1)

10.2	Greater Bay Bancorp Omnibus Equity Incentive Plan Directors’ Option Award Agreement (1)

10.3	Greater Bay Bancorp Omnibus Equity Incentive Plan Option Award Agreement (1)

10.4	Greater Bay Bancorp Omnibus Equity Incentive Plan Performance Shares Award Agreement (1)

10.5	Greater Bay Bancorp Omnibus Equity Incentive Plan Restricted Award Agreement (1)

(1)	Represent executive compensation plans and arrangements.

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